Exhibit 23.1

Accountant's Consent

Criticare Systems, Inc.
Waukesha, Wisconsin

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated August 26, 2003, relating to the consolidated financial statements and schedule of Criticare Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

                                                                                                            /s/ BDO Seidman, LLP

BDO Seidman, LLP
Milwaukee, Wisconsin
February 6, 2004